Exhibit 10.5

Loan Agreement

This loan agreement (hereinafter referred to as “this agreement”) is signed by the following two parties in Changzhou, Jiangsu Province on November 8, 2019:

Party A:	Changzhou Jiekai New Energy Technology Co., Ltd. (hereinafter referred to as the “lender”), a wholly foreign-owned company established and validly existing under the laws of China, with its address at Room A507, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou;

Party B:	Jiangsu Baozhe Electric Technologies, Co., Ltd. (hereinafter referred to as the “borrower”), a limited liability company established and validly existing under the laws of China, with its address at Room A508, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou.

Party A and Party B are hereinafter separately referred to as the “party” and collectively referred to as the “parties”.

Whereas:

1.	On the date of signing this agreement, the lender and the borrower signed agreements such as the Exclusive Management Consulting and Technical Service Agreement, the Proxy Agreement, the Exclusive Call Option Agreement and the Equity Pledge Agreement.

2.	In order to ensure the performance of the above agreements, the lender agrees to provide loan support to the borrower in accordance with this agreement.

Both parties hereby reach the following terms and conditions through friendly negotiations in order to abide by this agreement:

1.	Loan

1.1	The lender agrees to provide the borrower with RMB loans of different amounts (hereinafter referred to as the “loan”) in one or several installments according to the borrower’s needs at an annual interest rate of 24%. The term of each loan shall be 20 years, which can be extended with the written consent of both parties. During the loan term or the extended loan term, the borrower shall not repay the loan earlier without the written consent of the lender. In case of any of the following circumstances, the borrower shall immediately repay the loan earlier upon the written request of the lender:

1.1.1	Expiry of 30 days after the borrower receives the written notice on repayment from the lender;

1.1.2	The borrower goes bankrupt or goes out of business;

1.1.3	The borrower is engaged in criminal acts or is involved in criminal activities;

1.1.4	Any third party claims more than RMB 2 million from the borrower; or

1.1.5	The lender determines to exercise its exclusive right to purchase in accordance with the Exclusive Call Option Agreement.

1.2	The lender agrees to remit the loan to the account number designated by the borrower within 20 days after receiving the written notice from the borrower that the borrower needs to use the loan, provided that all the preconditions specified in Article 2 of this agreement are met. The borrower shall issue the confirmation of receipt to the lender on the day of receiving the above payment.

2.	Preconditions for the loan

The lender shall be obliged to provide the loan to the borrower in accordance with Clause 1.1 after all of the following conditions have been met or abandoned in writing by the lender.

2.1	The lender has received a notice of withdrawal duly signed by the borrower on time in accordance with Clause 1.2.

2.2	The representations and warranties made by the borrower under Clause 3.2 are true, complete, correct and not misleading.

2.3	The borrower has not breached any of its commitments made in Article 4 of this agreement, and no event has occurred or is expected to occur which may affect the performance of the obligations of the borrower under this agreement.

3.	Representations and warranties

3.1	Between the date of signing this agreement and the termination of this agreement, the lender makes the following representations and guarantees to the borrower:

3.1.1	The lender is a company established and validly existing under the laws of China;

3.1.2	The lender has the right to sign and perform this agreement. The signing and performance of this agreement by the lender comply with the provisions of the lender’s business scope and the articles of association or other organizational documents of the lender, and the lender has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this agreement; and

3.1.3	Once signed, this agreement constitutes a legal, valid and legally enforceable obligation of the lender.

3.2	Between the date of signing this agreement and the termination of this agreement, the borrower makes the following representations and guarantees:

3.2.1	The borrower is a company established and validly existing under the laws of China;

3.2.2	The borrower has the right to sign and perform this agreement. The signing and performance of this agreement by the lender comply with the provisions of the lender’s business scope and the articles of association or other organizational documents of the lender, and the lender has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this agreement;

3.2.3	Once signed, this agreement constitutes a legal, valid and legally enforceable obligation of the borrower; and

3.2.4	There is no dispute, lawsuit, arbitration, administrative procedure or any other legal procedure related to the borrower, and there is no potential dispute, lawsuit, arbitration, administrative procedure or any other legal procedure related to the borrower either.

4.	Commitments of the borrower

4.1	The borrower irrevocably undertakes that:

4.1.1	It shall, on the date of signing this agreement, sign with the lender an Exclusive Management Consulting and Technical Service Agreement, according to which the lender will provide technical services and management consulting services to the borrower as the exclusive service provider;

4.1.2	The borrower shall, on the date of signing this agreement, cause its shareholders to sign with the lender an Exclusive Call Option Agreement, according to which the shareholders of the borrower shall irrevocably grant the lender an exclusive right to purchase the equity of the borrower held by such shareholders under the agreed conditions;

4.1.3	The borrower shall, on the date of signing this agreement, cause its shareholders to sign with the lender the Proxy Agreement, according to which the shareholders of the borrower shall irrevocably authorize all their rights in the borrower to the lender or a legal person or natural person designated by the lender to exercise on behalf of them;

4.1.4	The borrower shall, on the date of signing this agreement, cause its shareholders to sign with the lender the Equity Pledge Agreement and complete the registration of equity pledge in time. According to the agreement, the shareholders of the borrower agree to pledge all the equities in the borrower held by them to the lender;

4.1.5	The borrower shall strictly abide by the provisions in this agreement, the Proxy Agreement, the Equity Pledge Agreement, and the Exclusive Call Option Agreement, and perform the obligations under this agreement, the Proxy Agreement, the Equity Pledge Agreement, and the Exclusive Call Option Agreement, and shall not conduct any action/inaction that is sufficient to affect the validity and enforceability of such agreements;

4.1.6	The borrower shall, at the request of the lender (or its designated party), sign business cooperation contracts/agreements with the lender (or its designated party) at any time, and ensure the strict performance of such contracts/agreements;

4.1.7	The borrower shall, at the request of the lender, provide the lender with all information about its operation and financial status;

4.1.8	The borrower shall complete all government approvals, authorizations, licenses, registrations and filings required by laws to engage in the businesses within the scope of its business license and to own its assets. The borrower shall provide the lender with a full set of copies of industrial and commercial registration documents, business license copies and articles of association of the borrower, and shall not change the original businesses of the borrower without the prior written permission of the lender;

4.1.9	The borrower shall immediately inform the lender of any lawsuit, arbitration or administrative proceedings that have occurred or may occur in connection with the borrower;

4.1.10	Without the prior written consent of the lender, the borrower shall not conduct any action and/or inaction which may have any material influence on the assets, businesses and responsibilities of the borrower.

5.	Liabilities for breach of the contract

5.1	Where either party is in violation of the provision in this Agreement which results in inability to perform the whole or part of this agreement, such party shall bear the liabilities for breach of the contract and make compensation to the other party for the losses arising therefrom (including the litigation costs and lawyer’s fees arising therefrom); where both parties are in violation of the contract, they shall bear their respective liabilities according to the actual situation.

5.2	Where the borrower fails to fulfill the repayment obligation within the deadline specified in this agreement, it shall pay the overdue interest of 0.05% of the unpaid amount every day until the date when the borrower repays all the loan principal, overdue interest and other funds.

6.	Governing law and settlement of disputes

6.1	The formulation, validity, interpretation, performance, modification and termination of this agreement and the settlement of disputes shall be governed by the laws of China.

6.2	Any dispute arising from the interpretation and performance of this agreement shall be settled by both parties through friendly negotiations. Where any dispute is still not settled within 30 days after one party has sent a written notice to the other party requesting settlement through negotiations, either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its prevailing arbitration rules. The arbitration shall be held in Changzhou and the language shall be Chinese. The arbitration award shall be final and binding on both parties.

6.3	To the extent permitted by laws, each party agrees and authorizes the above arbitration institution to make an award of compensation with Party C’s shares or assets, to issue an injunction (if necessary for business or compulsory transfer of assets) or to make a judgment to liquidate Party C.

6.4	To the extent permitted by laws, during the period to establish the arbitral tribunal or where appropriate, the parties agree and authorize the competent court to issue interim measures to support the conduct of the arbitration.

6.5	In case of any dispute arising from the interpretation and performance of this agreement or when any dispute is under arbitration, both parties shall continue to exercise their other rights and perform their other obligations under this agreement except for the matters in dispute.

7.	Others

7.1	This agreement shall come into force from the date of signing by both parties and shall be valid until both parties have fulfilled their respective obligations under this agreement.

7.2	This agreement is made in two sets, and the lender and the borrower shall hold one set respectively, which shall have the same legal effect.

7.3	Both parties to this agreement may amend and supplement this agreement through a written agreement. The amendment agreement and/or supplementary agreement of both parties to this agreement shall be an integral part of this agreement and shall have the same legal effect as this agreement.

7.4	Where one or more provisions of this agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this agreement shall not be affected or impaired in any way. Both parties shall carry out negotiations in good faith to replace those invalid, illegal or unenforceable provisions with provisions permitted by law and expected by both parties to be effective to the maximum extent, and the economic effects of such effective provisions shall be as similar as possible to those of the invalid, illegal or unenforceable provisions.

7.5	Any attachment (if any) to this agreement shall be an integral part of this agreement and shall have the same legal effect as this agreement.

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In witness whereof, the parties have caused their authorized representatives to sign this Loan Agreement on the date written above first, which shall come into force immediately and be abided by.

Party A:	Changzhou Jiekai New Energy Technology Co., Ltd. (Official Seal)

Signature:
Name:
Position:

Party B:	Jiangsu Baozhe Electric Technologies Co., Ltd. (Official Seal)

Signature:
Name:
Position: